WORLDS.COM INC.

                           ---------------------------

                             SUBSCRIPTION AGREEMENT

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                                  INSTRUCTIONS

                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
           SIGNIFICANT REPRESENTATIONS ARE CONTAINED IN THIS DOCUMENT.

               THERE ARE TWO AGREEMENTS ATTACHED. BOTH AGREEMENTS
                  NEED TO BE COMPLETED AND EXECUTED AS FOLLOWS:

1.  Fill in the missing information on Page 1 (immediately following this page).

2. Individual Investors must complete Question 7.7 and sign the signature page on Pages 4 and 8.

3. Entity Investors must complete Question 7.8 (certain persons affiliated with the entity may be required to complete Question 7.7 and sign on Page 4) and sign the signature page on Page 9.

                       DELIVER THE EXECUTED AGREEMENTS TO:

                                 WORLDS.COM INC.
                               1786 BEDFORD STREET
                               STAMFORD, CT 06905
                             ATTENTION: NOEL KIMMEL

               TOGETHER WITH PAYMENT FOR THE UNITS SUBSCRIBED FOR.

                              Print Name of Subscriber  ________________________


                             SUBSCRIPTION AGREEMENT

IMPORTANT: Please refer to Schedule 1 commencing on page 10 when reviewing this document. The Schedule is incorporated herein and made a part hereof.

Worlds.com Inc. ("Worlds" or "Company") and the Investor hereby agree as follows:

         1. Subscription for Units. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase $__________ of the units ("Units") being offered by the Company described in the Company's Confidential Private Placement Memorandum, dated December 28, 2000 ("Memorandum") upon the terms and conditions of the offering ("Offering") described in this Agreement, the Memorandum and Schedule 1.

         2. Offering Period. The Units are currently being offered by the Company through the date set forth on Schedule 1 ("Offering Termination Date").

         3. Investor Delivery of Documents and Payment. I hereby tender to the Company (i) the full purchase price by check or wire in accordance with the instructions set forth on Schedule 1 and (ii) two manually executed copies of this Subscription Agreement. Prior to the earlier of a Closing (as defined in Section 5 hereof) on my Units or the Offering Termination Date, my check or wire transfer will be held by the Company. If the Company does not have a Closing on my Units as set forth on Schedule 1 by the Offering Termination Date, my payment will be returned to me without interest or deduction.

         4. Acceptance or Rejection of Subscription. The Company has the right to reject this subscription for Units, in whole or in part for any reason and at any time prior to the Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription. In the event of the rejection of this subscription, my payment will be returned promptly to me without interest or deduction and this Subscription Agreement will have no force or effect. The Notes and Warrants comprising the Units subscribed for herein will not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and the Closing with respect to my subscription has occurred.

         5. Closing and Delivery of Securities. The initial closing of the Offering ("Initial Closing" and such Initial Closing or any subsequent closing, a "Closing") may occur at the Company's offices at any time prior to the Offering Termination Date and after the receipt by the Company of subscriptions for at least 13 Units from Insiders (as described on Schedule 1) and good funds in payment thereof, as determined by the Company. Thereafter, the Company may hold additional Closings on one or more additional subscriptions. In the event my subscription is accepted and there is a Closing, my payment will be released to the Company and the certificates representing the Notes and Warrants will be delivered promptly to me, along with a fully executed version of this Agreement.

         6. Offering to Accredited Investors. This Offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 501 promulgated thereunder, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Sections 3(b), 4(2) and/or 4(6) of the Securities Act and applicable state securities laws. As indicated by my responses on page 4 or 5 hereof, the Investor is an "accredited investor" within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder.

         7. Investor Representations and Warranties. I acknowledge, represent and warrant to the Company as follows:

                  7.1 Obligations of the Company and the Investor. The Company has no obligation to me other than as set forth in this Agreement, including but not limited to the obligations described in Section 7.1 of
Schedule 1. I have read and agree to the restrictions set forth in Section 7.1 of Schedule 1. I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive my death or disability. In order to induce the Company to issue and sell the Notes and Warrants to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Notes and Warrants becomes effective. If, prior to the final consummation of the offer and sale of the Notes and Warrants, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information.

                  7.2      Information About the Company.

                           (a)      I have read the Memorandum and all exhibits
listed therein and fully understand the Memorandum, including the Section entitled "Risk Factors" and its exhibits. I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of verifying the information included in the Memorandum and exhibits thereto, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the offering of the Notes and Warrants and the business and operations of the Company and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. I have received all information and materials regarding the Company that I have reasonably requested. After my reading of the materials about the Company, I understand that there is no assurance as to the future performance of the Company. I have not relied on information other than what can be found in the Memorandum in making my decision to invest in the Notes and Warrants.

                           (b)      I have received no representation or
warranty from the Company or any of its respective officers, directors, employees or agents in respect of my investment in the Company. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  7.3 Speculative Investment. I am aware that the Notes and Warrants are a speculative investment that involves a high degree of risk including, but not limited to, the risk of losses from operations of the Company and the total loss of my investment. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and Warrants and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment. I believe that the investment in the Notes and Warrants is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company. The investment in the Company does not constitute all or substantially all of my investment portfolio.

                  7.4 Restrictions on Transfer. I understand that (i) neither the Notes or Warrants nor the shares of common stock underlying the Notes or Warrants have been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company, and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. Although the Company has agreed to file a Registration Statement covering the resale by me of the shares underlying the Notes and Warrants, I acknowledge that there is no assurance that the Company will do so, that such Registration Statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I effect the resale of securities registered thereby.

                  7.5 Limited Market for Notes; No Market for Warrants. I am purchasing the securities for my own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the Notes or Warrants, or the shares underlying them, nor with any present intention of selling or otherwise disposing of all or any part of the securities. I understand that there is no market for the Notes or Warrants, and that there is a limited market at present (and there may not be any market in the future) for the shares of the Company's common stock. I agree that (i) the purchase of the Notes and Warrants is a long-term investment, (ii) I may have to bear the economic risk of investment for an indefinite period of time because the Notes and Warrants have not been registered under the Securities Act and neither the Notes or Warrants nor the shares of Common Stock underlying the Notes or Warrants may be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Notes or Warrants or the shares underlying them, except as set forth in Section
7.1 of Schedule 1, or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place a legend denoting the restrictions on the certificates representing the Notes and Warrants.

                  7.6 Entity Authority. If the Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

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                  7.7    Accredited Investor Status For Individuals. (INVESTORS
THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO SECTION 7.8).

                  (a) I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

                    |_| My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

                    |_| If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.

                    |_| My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds $1,000,000.

                  (b) The aggregate value of my assets is approximately $______.

                  (c) My aggregate liabilities are approximately $___________.

                  (d) My current and expected income is:


                          YEAR                                INCOME
                          ----                                ------
                       2000 (estimated)                 $

                       1999 (Actual)                    $

                       1998 (Actual)                    $


         Individual Investors may skip to Section 7.9 on page 5. Each person associated with an Entity Investor who is required under Section 7.8 to separately complete the questions in this Section 7.7 must sign the below confirmation:

                  I hereby confirm the answers to Section 7.7 are true and correct in all respects as of the date hereof and will be on the date of the purchase of Units.

                  Executed this ____ day of ________, 200__.

                  Signature:      __________________________________________
                  Print Name:     __________________________________________



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                  7.8    Accredited Investor Status for Entities.  (INVESTORS
WHO ARE INDIVIDUALS SHOULD IGNORE THESE QUESTIONS.)

                  (a)    The entity is a (check applicable box):

                    |_|  Corporation

                    |_|  Limited Liability Company

                    |_|  Partnership

                    |_|  Revocable Trust

                    |_| Irrevocable Trust (if the Investor is an Irrevocable Trust, a supplemental questionnaire must be completed by the person directing the decision for the trust. Please contact Brian L. Ross, Esq. at (212) 818-8610 for a copy of such supplemental questionnaire.) |_| Employee Benefit Plan Trust

                    |_|  Individual Retirement Account (If you are an IRA, skip
                         (b))

                  (b)     Check all boxes which apply:

                    |_| The Entity was not formed for the specific purpose of investing in the Company

                    |_| The Entity has total assets in excess of $5 million dollars

                    |_| For Employee Benefit Plan Trusts Only: The decision to invest in the Company was made by a plan fiduciary, as defined in Section 3(21) of ERISA, who is either a bank, insurance company or registered investment advisor.

                  (c) If you did not check the first two of the three boxes in Question (b) or if the Entity is an Individual Retirement Account, a Self-directed Employee Benefit Plan Trust or an Irrevocable Trust, list the name of each person who:

                    (i) owns an equity interest in the Entity (i.e., each shareholder if the Entity is a corporation, each member if the Entity is a limited liability company and each partner if the Entity is a partnership); or

                    (ii) is a grantor for the revocable trust or Individual
                         Retirement Account; or

                    (iii) is the person making the investment decision for a
                         self-directed Employee Benefit Plan Trust; or

                    (iv) is the person making the investment decisions for an
                         Irrevocable Trust.

                  ____________________________          _______________________

                  ____________________________          _______________________

       EACH PERSON LISTED ABOVE MUST SEPARATELY COMPLETE AND SUBMIT TO THE
            COMPANY THE ANSWERS TO QUESTION 7.7 AND SIGN THE WRITTEN
                     CONFIRMATION AT THE END OF SECTION 7.7.

                  7.9 No Offer Until Determination of Suitability. I acknowledge that any delivery to me of the documents relating to the Offering prior to the determination by the Company of my suitability will not constitute an offer of the Notes or Warrants until such determination of suitability is made.

                  7.10 For Florida Residents. The Notes and Warrants have not been registered under the Securities Act of 1933, as amended, or the Florida Securities and Investor Protection Act ("Florida Securities Act"), by reason of specific exemptions thereunder relating to the limited availability of the Offering. The Notes and Warrants cannot be sold, transferred, or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the Florida Securities Act, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule that the Company can obtain without unreasonable effort or expense.

         8. Indemnification. I hereby agree to indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained herein, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.

         9. Severability; Remedies. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void parts were deleted.

         10. Governing Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

         11. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

         12. Benefit. This Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

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



         13. Notices. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communications to me should be sent to my preferred address on the signature page hereto. All communications to the Company should be sent to the addresses set forth on Schedule 1. Each party may designate another address by notice to the other parties.

         14. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

         15. Section Headings. Section headings herein have been inserted for reference only and will not bedeemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

         16. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Units.

         17. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Units subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.


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



         SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION

Name: ________________________     Name of Joint Investor (if any): ___________

Residence Address:  __________________________________________________________

Telephone:  (H) ___________________ (W) ____________________ Fax ______________

Occupation: ____________________________   Employer: __________________________

Business Address: _____________________________________________________________

Send communications to:

        |_|    Home              |_|    Office               |_|    E-Mail:

        E-mail address: _________________________________________________

Age:  _______________

Social Security Number:  ____________________

Check manner in which Notes and Warrants are to be held:

|_| Individual    |_|    Tenants in      |_|    Joint Tenants with
    Ownership            Common                  Right of Survivorship
                                                (both parties must sign)
|_| Community
    Property                             |_|    Other (please indicate)
                                                _______________________


ALL INVESTORS MUST SIGN AND PRINT              The foregoing subscription is
NAME BELOW:                                    accepted and the Company hereby
Signature:  ______________________________     agrees to be bound by its terms.

Print Name: ______________________________     WORLDS.COM INC.

Signature:  ______________________________     By:__________________________

Print Name:_______________________________     Name:
                                               Title:
                                               Date:

SIGNATURE PAGE FOR ENTITY INVESTORS - COMPLETE ALL INFORMATION


Name of Entity: _______________________________________________________________

Address of Principal Office:  _________________________________________________

Telephone:   ________________________      Fax:  ____________________________

Taxpayer Identification Number:  ________________________________

Check type of Entity:

|_|  Employee Benefit  |_| Limited      |_| General      |_| Individual
     Plan Trust            Partnership      Partnership      Retirement Account

|_|  Limited Liability |_| Trust        |_| Corporation  |_| Other (please
     Company                                                 indicate)
                                                             __________________

Date of Formation or incorporation: ___________   State of Formation or
                                                    incorporation: __________

Describe the business of the Entity: __________________________________________

_______________________________________________________________________________

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

Name                    Position                Authority for this investment
                                                       (yes or no)
----------------------  ----------------------  -------------------------------

----------------------  ----------------------  -------------------------------

----------------------  ----------------------  -------------------------------

----------------------  ----------------------  -------------------------------


ALL INVESTORS MUST SIGN AND PRINT     The foregoing subscription is accepted and
NAME BELOW:                           the Company hereby agrees to be bound by
                                      its terms.

                                      WORLDS.COM INC.

----------------------------------
Signature of Authorized Signatory:
Name:
Title:                                By:_______________________________________
                                        Name:
                                        Title:
                                        Date:

                                   SCHEDULE 1

1. Subscription. The Company is offering Units, each consisting of a $50,000 principal amount 6% convertible promissory note ("Note") and warrants ("Warrants") to purchase 50,000 shares of the common stock of the Company ("Common Stock"). Each Unit shall be sold for $50,000. The Company reserves the right to sell fractional Units in its sole discretion.

2. Offering Period. The Company will sell up to 30 Units ($1,500,000) only to accredited investors during the period beginning on December 28, 2000 and ending on January 31, 2001 unless such ending date is extended without notice to the investor, by the Company to a date not later than an additional thirty (30) days thereafter ("Offering Termination Date"). The Company reserves the right to sell additional Units in the event this Offering is over-subscribed. Certain officers, directors and affiliates of the Company (collectively, the "Insiders") have agreed to purchase an aggregate of at least thirteen Units in this offering ($650,000) and reserve the right to purchase more. All or a portion of the purchases made by the Insiders may be funded through the conversion of up to $500,000 of indebtedness and other obligations owed by the Company to such Insiders. The Company will not receive any cash in connection with any purchase of Units made in the foregoing manner.

3. Purchase. If you are tendering a check, please make it payable to "Worlds.com Inc." If you are paying by wire transfer, please instruct your bank to wire funds to:

                           The Bank of New York
                           New York, NY  10286
                           ABA Routing Number: 021000018
                           DDA Number: 8900275847
                           Attn: BNY Hamilton Money Fund, Hamilton Shares
                           Ref: (59-8316, Worlds.com, Inc., 22-1848316)

     All wires should stipulate the name of the subscriber, including those sent by brokers or other agents.

     Prior to wiring funds, investors should contact Noel Kimmel at (203) 409-2100 and give him the following information:

     (1)  when the money will be wired;
     (2)  the name and address of the bank from which the money is being wired;
          and
     (3)  the exact dollar amount being wired.

4.-5.    Not applicable

6. Closings. As soon as practicable after the Company receives subscriptions, together with all necessary paperwork and funds (or conversions), for at least 13 Units, the Company shall hold an initial closing ("Initial Closing"). Thereafter, the Company shall hold additional closings from time to time on subscriptions received and accepted after the Initial Closing and on or prior to the Offering Termination Date.

7.   Obligations of Worlds.com and the Investor

         A.       Registration Rights.

               (1) Our Obligation to Register. Within 90 days after the date of the Initial Closing, the Company shall file a Registration Statement, or include the Registrable Securities (as defined below) in a registration statement already filed by the Company but not yet declared effective (in either case, "Registration Statement") under the Securities Act of 1933 ("Securities Act") with the Securities and Exchange Commission ("SEC") registering for resale the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants ("Registrable Securities") purchased in the Offering. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC and be kept current and effective until all the Registrable Securities are sold or can be sold freely under an appropriate exemption, without limitation.

               (2) Fees and Expenses. In any registration statement in which Registrable Securities are included pursuant to this Section, the Company shall bear all expenses and pay all fees incurred in connection therewith, excluding underwriting discounts and commissions payable with respect to the Registrable Securities and the fees and expenses of any professionals engaged by holders of the Registrable Securities ("Holders"), but including the expenses of providing a reasonable number of copies of the prospectus contained therein to the Holders.

               (3) Indemnification by Company.

                   (a) The Company shall indemnify the Holder of the Registrable Securities to be sold pursuant to any registration statement hereunder and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holder or underwriters or persons deemed to be underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Holder may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement. The Holder of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Company may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of the Holder, in writing, for specific inclusion in such registration statement.

                   (b) If any action is brought against a party hereto, ("Indemnified Party") in respect of which indemnity may be sought against the other party ("Indemnifying Party"), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

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

                   (c) If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or (ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by the Holder exceed the profit, if any, earned by the Holder as a result of the exercise by him of the Warrants and the sale by him of the underlying shares of Common Stock.

                   (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                   (4) Elimination of Registration Rights. Notwithstanding anything to the contrary in Sections 1 and 2 above, no Holder of Registrable Securities shall be entitled to have such securities registered under the Securities Act in accordance with the provisions of such Sections if, (a) in the opinion of our counsel, they may be sold without restriction pursuant to Rule 144(k) promulgated under the Securities Act and any restrictive legends under the Securities Act are removed from the certificates representing such securities and any stop transfer order for such certificates is removed; or (b) the Holder has not complied with the Company's request for information typically included in registration statements with respect to the sellers of securities and their ownership of securities.

                  (5) Successors and Assigns. The registration and other rights granted to the Investors in this Section shall inure to the benefit of the Investor's successors, heirs, pledges, assignees, transferees and purchasers of the Notes, Warrants and Registrable Securities.

8.-12.   Not applicable.

13.      Notices.  All communications to us should be sent to:

                           Worlds.com Inc.
                           1786 Bedford Street
                           Stamford, CT  06905
                           Attention: Noel Kimmel
                           Tel: (203) 409-2100
                           Fax: (203) 409-2110

         with copies to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016
                           Attention: David Alan Miller, Esq.
                           Tel: (212) 818-8661
                           Fax:  (212) 818-8881

14.-17.  Not applicable.

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